UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 21, 2015

ARNO THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or other jurisdiction of incorporation)

000-52153	52-2286452
(Commission File Number)	(IRS Employer Identification No.)

200 Route 31 North, Suite 104
Flemington, NJ 08822

(Address of principal executive offices and Zip Code)

(862) 703-7170

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-14(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

On October 21, 2015, Arno Therapeutics, Inc. (the “Company”) entered into a Convertible Note Purchase Agreement (the “Purchase Agreement”) with certain accredited investors pursuant to which it sold an aggregate principal amount of $2,100,000 of its Unsecured Convertible Promissory Notes (the “Notes”) for an aggregate original issue price of $2,100,000.

The Notes, which have a maturity date of October 21, 2016, bear interest at the rate of six percent per annum. The Company may not prepay the Notes prior to December 31, 2015, and thereafter may do so only after providing each holder 10 business days’ notice. Upon an “Event of Default” under the Notes, the holders may declare the entire outstanding principal and accrued interest due and immediately payable. As defined under the Notes, an Event of Default includes the Company’s failure to pay any principal, interest or other amount owing under the Notes when due and its commencement of a bankruptcy or similar insolvency proceeding.

The principal and accrued interest under the Notes may be converted any time after December 31, 2015, at the election of the holder into shares of the Company’s common stock at a per share price equal to the average closing price of the Company’s common stock during the 50 trading days immediately preceding conversion. If not sooner converted by the holders or otherwise repaid by the Company, the principal and accrued interest owing under the Notes will automatically convert upon the Company’s completion of a “Qualified Financing.” For purposes of the Notes, a Qualified Financing means the Company’s issuance or sale of shares or units of its equity securities for the principal purpose of raising capital, in a single transaction or a series of related transactions, in each case occurring prior to the maturity date, and that results in the Company having received aggregate gross proceeds of at least $3.5 million (including the proceeds from the satisfaction of the indebtedness resulting from the conversion of the Notes). In the case of a Qualified Financing, the outstanding principal and accrued interest on the Notes will convert into the identical securities sold to the investors in the Qualified Financing and on the same terms.

The purchasers of the Notes included several officers and directors of the Company, or entities affiliated with officers and directors of the Company, as follows: an entity affiliated with Arie S. Belldegrun, M.D., the Company’s Chairman of the Board (purchased a Note in the principal amount of $500,000); Commercial Street Capital, LLC ($500,000), an entity with which Steven B. Ruchefsky, a director of the Company, is affiliated; entities affiliated with Pontifax ($500,000), of which Tomer Kariv, a director of the Company, is affiliated; a trust for the benefit of David M. Tanen ($125,000), a director of the Company; and Alexander Zukiwski, M.D. ($50,000), the Company’s Chief Executive Officer and a director. All such officers and directors made such investment on the same terms as all other purchasers under the Purchase Agreement.

The foregoing descriptions of the Notes and Purchase Agreement do not purport to be a complete description of the rights and obligations of the parties thereunder and are qualified in their entirety by reference to the full text of such documents. The forms of Note and Purchase Agreement are attached hereto as Exhibits 4.1 and 10.1, respectively, and incorporated herein by reference.

Item 2.03.	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement or a Registrant.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The disclosures set forth in Item 1.01 of this Current Report on Form 8-K are hereby incorporated by reference into this Item 3.02.

The offer and sale of Notes pursuant to the terms of the Purchase Agreement constituted private placements under Section 4(2) of the Securities Act of 1933, as amended, in accordance with Regulation D promulgated thereunder.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description
4.1 10.1

Form of Unsecured Convertible Promissory Note issued October 21, 2015 (incorporated by reference to Exhibit B of Exhibit 10.1 filed with this Current Report on Form 8-K).

Form of Convertible Note Purchase Agreement entered into on October 21, 2015, between the Company and the purchasers identified therein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 26, 2015

Arno Therapeutics, Inc.

By: /s/ Alexander Zukiwski

Alexander Zukiwski, M.D.

President and Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1 10.1

Form of Unsecured Convertible Promissory Note issued October 21, 2015 (incorporated by reference to Exhibit B of Exhibit 10.1 filed with this Current Report on Form 8-K).

Convertible Note Purchase Agreement entered into on October 21, 2015, between the Company and the purchasers identified therein.